EXHIBIT 3.55

READ CAREFULLY THE INSTRUCTIONS

AGREEMENT OF INCORPORATION

(See Arts. 2-3, both incl. of 31, also c. 23, Code, for provisions regarding certain corporations.)

I. The undersigned agree to become a corporation by the name of (1)

PATRIOT MINING COMPANY, INC.

(1) The name of the corporation shall contain one of the words “association”, “company,” “corporation,” “club,” “incorporated,” “society,” “union,” or “syndicate,” of one of the abbreviations, “Co.,” or “Inc.”, but no name shall be assumed already in use by another existing corporation of this State, or by a foreign corporation lawfully doing business in this State, or so similar thereto, in the opinion of the Secretary of State, as to lead to confusion.

II. The principal Office or Place of Business of said Corporation will be located at (1) P.O. Box 306, in the (2) town of Kingwood in the county of Preston and State of West Virginia 26537 Its Chief works will be located (3) in Kingwood District, Preston County, State of West Virginia

(1) Insert number and name of street, if in a city having street numbers. If not, strike out.

(2) Erase the word “city,” “town,” or “village,” leaving the one required.

(3) Give location of chief works: If at the same place as principal office or place of business, say “Its chief works will be located at the same place.” If there be no chief works, say “Said corporation will have no chief works.” If chief works are in West Virginia, give name of magisterial district and county in which they are or will be located. In case of oil well, gas well, or prospecting companies, and other like companies, where the chief works will be shifting, and in cases of companies that will have chief works, or works at different points in this State, say “chief works will be located in                              district, in                              county, State of West Virginia and elsewhere in said State.” If chief works are not to be in West Virginia, then it is only necessary to give the name of the State or county in which they will be located.

III. The objects for which this Corporation is formed are as follows:

(Please type double space. If not sufficient room here to cover this point add one or more sheets of paper of this size.)

(a) To engage in general business of mining and to do all things incident thereto;

(b) To purchase, lease or otherwise acquire, to hold and to sell, lease or otherwise dispose of real property, mines, mineral and mining rights, oil and gas wells, oil and gas royalties, and interests of any nature in all of the foregoing, whether in the United States of America or elsewhere;

(c) To mine, drill for and otherwise extract coal, oil, gas, metals, ores and minerals and to otherwise acquire, produce, prepare for market, process, store, transport, sell and deal in the same and the products and by-products thereof;

(d) To operate and conduct mines, wells and mining and drilling operations;

(e) To acquire, construct, operate, maintain and dispose of lands, factories, works, facilities, machinery, equipment and buildings of whatever nature;

(f) To carry on the business of consulting, advising, and managing mining and drilling operations;

(g) To engage in the transaction of any or all other lawful business for which corporations may be incorporated under the corporation laws of the State of West Virginia, as the same may be from time to time amended;

(h) To enter into and participate in one or more joint ventures with individuals or corporations to carry out the objects, purposes and powers of the Corporation;

(i) To do all things necessary, convenient or incident to the accomplishment of the foregoing objects, purposes and powers.

IV. The amount of the total authorized capital stock of said corporation shall be Five Thousand dollars, which shall be divided into five hundred shares of the par value of ten dollars each.

Note: The space below for statement as to stock without par value, or where more than one class of stock is to be issued, or one or more series within a class and as to any designations, powers, etc. as provided in subdivision § 6, art 1, 31 Code

In the case of a corporation not organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth together with a statement as to the conditions of membership, Code 31.6(d)

The amount of capital stock with which it will commence business is One Thousand Dollars ($1000.00) being one hundred shares of the par value of ten Dollars ($10.00) each.

V. Name (5) and P.O. Address (6) — Write plainly, typewrite if possible; W. Va. Code 31-1-6(e) — The full names and address, including street and street numbers, if any, and the city, town or village, of the incorporators, and if a stock corporation, the number of shares subscribed by each.

(The number of incorporators to be not less than three as to stock, nor less than five as to nonstick corporations)

Name (5)	Address (6)	No. of Shares Common Stock	No. of Shares Preferred Stock	Total No. of Shares
Marvin E. Milbauer	200 Park Avenue New York, New York 10017	40		40

Christopher S. Armstrong	200 Park Avenue New York, New York 10017	30		30

Brian E. McGunigle	200 Park Avenue New York, New York	30		30

VI. The existence of this corporation is to be perpetual.

VII. For any additional provisions desired and which are authorized by law, see art. 1 e. 31. Code. Also set forth number of acres of land desired to be held in West Virginia. If such number be above 10,000 acres, pursuant to §75, art. 12, c 11 Code. If more space is required, add one or more sheets of paper this size.

WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 10th day of March                     , 1975.

All the incorporators much sign below. signatures being the same as shown in Article V.

/s/ Marvin E. Milbauer
Marvin E. Milbauer

/s/ Christopher S. Armstrong
Christopher S. Armstrong

/s/ Brian E. McGunigle
Brian E. McGunigle

CERTIFICATES

The agreement must be acknowledged by all the incorporators who signed it, before the president of a county court, a justice of the peace, notary, recorder, prothonotary or clerk of any court, within the United States, etc., and such acknowledgements certified by the officer before whom they were made, and his seal affixed if not in West Virginia. Acknowledgements taken in a foreign country must be certified under the official seal of any ambassador, minister plenipotentiary, minister resident, charge d’affaires, consul general, consul, deputy consul, etc., appointed by the government of the United States to any foreign country, or of the proper officer of any court of record of such country, or of the mayor or other chief magistrate of any city, town or corporation therein, etc.–(Code, c. 39, Art. 1, § 3.)

State of New York County of New York, to-wit:

I, Margaret T. Rush, a Notary Public in and for the County and State aforesaid, hereby certify that

Marvin E. Milbauer	/s/ Marvin E. Milbauer

Christopher S. Armstrong	/s/ Christopher S. Armstrong

Brian E. McGunigle	/s/ Brian E. McGunigle

(Names of all incorporators as shown in Article V, and signatures of same, must be inserted in this space by official taking acknowledgements). Names and signatures must appear alike.

whose names are signed to the foregoing agreement bearing date of the 10th day of March, 1975 this day personally appeared before me in my said county and severally acknowledged their signatures to the same.

Given under my hand and official seal this 10th day of March, 1975

(SEAL)	/s/ Margaret T. Rush
Notary Public

My Commission expires on the              day of                     , 19

MARGARET T. RUSH

Notary Public, State of New York

No. 91-4521855

Qualified in New York County

Commission Expires March 30, 1976

No. 6

MAR 20 1975

(Date Issued)

AGREEMENT

of INCORPORATION OF

PATRIOT MINING COMPANY, INC.

Principal Office

P.O. Box 306

Kingwood, West Virginia

Stock

Corporation

Issued to Campbell, Love,

Woodrow & Regis, Attys.

1200 Chas. Nat’l Plaza

Charleston, W. Va.

Recorded in Book No.                  Page

Chapter 31, Article 1, Section 6, Code, [Illegible]

Effective June 10, [Illegible]

AGREEMENT OF INCORPORATION and/or AGREEMENT prepared by

(Name and Address)

Coudert Brothers

200 Park Avenue

New York, New York 10017

Roll 93

ARTICLES OF MERGER

OF DOMESTIC SUBSIDIARY CORPORATION

INTO

DOMESTIC PARENT CORPORATION

Pursuant to the provisions of Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned domestic corporation adopts the following Articles of Merger for the purpose of merging a subsidiary corporation into the undersigned as the surviving corporation:

The following Plan of Merger was approved by the Board of Directors of the undersigned, as the surviving corporation, in the manner prescribed by Section 117, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended:

PLAN OF MERGER

OF

SANDY CREEK LAND COMPANY, INC.

(a West Virginia Corporation)

INTO

PATRIOT MINING COMPANY, INC.

(a West Virginia Corporation)

ARTICLE FIRST: As of the Effective Date (as defined in Article Third hereof) and upon the terms set forth in Article Second hereof, Sandy Creek Land Company, Inc., a West Virginia Corporation (“Sandy Creek”), shall be merged into Patriot Mining Company, Inc., a West Virginia corporation (“Patriot”). Patriot shall be the surviving corporation in such merger (the “Surviving Corporation”).

ARTICLE SECOND: The terms and conditions of the merger are as follows:

A. Share Cancellation. Each share of common stock of Sandy Creek outstanding immediately prior to the Effective Date shall forthwith automatically be cancelled on the Effective Date and no additional shares of the common stock of Patriot shall be issued as a result of the merger.

B. Articles of Incorporation and By-Laws; Name. The Articles of Incorporation and By-Laws of Patriot shall continue as the Articles of Incorporation and By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be Patriot Mining Company, Inc.

C. Directors and Officers. The directors and officers of Patriot shall continue in office as directors and officers of the Surviving Corporation in accordance with the By-Laws of Patriot until such time as their successors have been elected and qualified.

D. Assets and Liabilities. Upon the Effective Date all the property, real and personal, rights, privileges, immunities, powers, purposes, franchises, patents, licenses, trademarks, registrations, causes of action, and every other asset of Sandy Creek and Patriot shall be transferred to, vest in and devolve upon the Surviving Corporation without further act or deed, and every interest of Sandy Creek and Patriot shall be as effectively the property of the Surviving Corporation as they were of Sandy Creek and Patriot.

E. Abandonment. Notwithstanding approval and adoption of this Plan of Merger by the Board of Directors of Patriot, this Plan of Merger may be abandoned and the merger of Sandy Creek and Patriot terminated at any time prior to the Effective Date by decision of the Board of Directors of Patriot.

ARTICLE THIRD: The effective date of the merger of Sandy Creek and Patriot (the “Effective Date”) shall be the later of December 28, 1984 or the date on which the Articles of Merger are filed by the Department of State of West Virginia.

The number of outstanding shares of each class of the subsidiary corporation and the number of such shares of each class owned by the Surviving Corporation are as follows:

Name of Corporation	Number of Shares Outstanding	Designation of Class	Number of Shares Owned by Surviving Corporation
Sandy Creek Land Company, Inc.	392	Common	392

Dated December         , 1984

PATRIOT MINING COMPANY, INC.

By:	/s/ Richard B. Bolen

Name:	Richard B. Bolen
Title:	President

By:	/s/ Elizabeth L. Thomas

Name:	Elizabeth L. Thomas
Title:	Secretary

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss.:
COUNTY OF ALLEGHENY	)

I, Cynthia K. Haluszczak, a Notary Public, do hereby certify that on this 19th day of December, 1984, personally appeared before me Elizabeth L. Thomas, who, being by me first duly sworn, declared that she is the Secretary of Patriot Mining Company, Inc., that she signed the foregoing document as Secretary of the Corporation, and that the statements therein contained are true.

/s/ Cynthia K. Haluszczak
Notary Public

My commission expires:

CYNTHIA K HALUSZCZAK NOTARY PUBLIC

UPPER ST CLAIR TWP ALLEGHENY COUNTY

MY COMMISSION EXPIRES MAY 2 1988

Member Pennsylvania Association of Notaries

ARTICLES OF MERGER

OF DOMESTIC CORPORATIONS

INTO

PATRIOT MINING COMPANY, INC.

Pursuant to the provisions of Section 36, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned domestic corporations adopt the following Articles of Merger for the purposes of merging them into one of such corporations:

FIRST: The following Plan of Merger was approved by the Board of Directors and by the Sole Shareholder of each of the undersigned corporations in the manner prescribed by Sections 31-1-34, 31-1-117 and 31-1-73 of the West Virginia Corporation Act:

PLAN OF MERGER

OF

AJAX MINING COMPANY, INC.

(a West Virginia Corporation)

INTO

PATRIOT MINING COMPANY, INC.

(a West Virginia Corporation)

ARTICLE FIRST: As of the Effective Date (as defined in Article Third hereof) and upon the terms set forth in Article Second hereof, Ajax Mining Company, Inc., a West Virginia corporation (“Ajax”), shall be merged with and into Patriot Mining Company, Inc., a West Virginia corporation (“Patriot”). Patriot shall be the surviving corporation in such merger (the “Surviving Corporation”).

ARTICLE SECOND: The terms and conditions of the merger are as follows:

A. Share Cancellation. Each share of common stock of Ajax outstanding immediately prior to the Effective Date shall forthwith automatically be cancelled on the Effective Date and no additional shares of the common stock of Patriot shall be issued as a result of the merger.

B. Articles of Incorporation and By-Laws; Name. The Articles of Incorporation and By-Laws of Patriot shall continue as the Articles of Incorporation and By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be Patriot Mining Company, Inc.

C. Directors and Officers. The directors and officers of Patriot shall continue in office as directors and officers of the Surviving Corporation in accordance with the By-Laws of Patriot until such time as their successors have been elected and qualified.

D. Assets and Liabilities. Upon the Effective Date all the property, real and personal, rights, privileges, immunities, powers, purposes, franchises, patents, licenses, trademarks, registrations, causes of action, and every other asset of Ajax and Patriot shall be transferred to, vest in and devolve upon the Surviving Corporation without further act or deed, and every interest of Ajax and Patriot shall be as effectively the property of the Surviving Corporation as they were of Ajax and Patriot.

E. Abandonment. Notwithstanding approval and adoption of this Plan of Merger by the Directors of Patriot and Ajax, this Plan of Merger may be abandoned and the merger of Ajax and Patriot terminated at any time prior to the Effective Date by decision of the Board of Directors of Patriot.

ARTICLE THIRD: The effective Date of the merger of Ajax and Patriot (the “Effective Date”) shall be January 1, 1988 or, if later, the date the Articles of Merger are filed by the Secretary of State of West Virginia in accordance with the provisions of applicable state law.

SECOND: As to each of the undersigned corporations, the number of shares outstanding and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan of Merger, are as follows:

	Number of Shares Outstanding	Entitled to Vote as a Class
Name of Corporation		Designation of Class	Number of Shares
Ajax Mining Company, Inc.	500	Common	500
Patriot Mining Company, Inc.	100	Common	100

THIRD: For each of the undersigned corporations, the Plan of Merger was approved by the Unanimous Written Consent of the Board of Directors and by the Written Consent of the Sole Shareholder of each of the corporations as if voted upon at a meeting, pursuant to Section 31-1-73 of the West Virginia Corporation Act.

Dated December 21, 1987

AJAX MINING COMPANY, INC.

By:	/s/ Richard B. Bolen

Name:	Richard B. Bolen
Title:	President

By:	/s/ Bruce Sparks

Name:	Bruce Sparks
Title:	Secretary

PATRIOT MINING COMPANY, INC.

By:	/s/ Richard B. Bolen

Name:	Richard B. Bolen
Title:	President

By:	/s/ Bruce Sparks

Name:	Bruce Sparks
Title:	Secretary

Verification

I, the undersigned, Secretary of Patriot Mining Company, Inc., hereby verify that I have read the Articles of Merger dated December 31, 1987, relating to the merger of Ajax Mining Company, Inc., with and into Patriot Mining Company, Inc. pursuant to a Plan of Merger duly adopted by the boards of directors and the shareholders of such corporations, which plan has not been revoked or amended, and, to the best of my knowledge, the statements in said Articles of Merger are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand this 31 day of December, 1987.

/s/ Bruce Sparks
Name:	Bruce Sparks
Title:	Secretary, Patriot Mining Company, Inc.

COMMONWEALTH OF WEST VIRGINIA	)
	)	ss.:
COUNTY OF	)

I, Mary J. Testa, a Notary Public, do hereby certify that on this 25 day of December, 1987, personally appeared before me Bruce Sparks, who, being by me first duly sworn, declared that he is the Secretary of Patriot Mining Company, Inc., that he signed the foregoing document as Secretary of Patriot Mining Company, Inc., and that the statements therein contained are true.

/s/ Mary J. Testa
Notary Public

My commission expires: 7/17/1995

OFFICIAL SEAL

Notary Public, West Virginia

Mary J. Testa

PO Box 205 Lot 11 Morgantown, WV 26505

My Commission Expires July 17 1995